EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Airport Energy Limited	England
Airport Service Limited	England
Aldwych Temple Venture Capital Limited	British Virgin Islands
ALL – América Latina Logística Argentina S.A.	Argentina
ALL – América Latina Logística Armazéns Gerais Ltda.	Brazil
ALL – América Latina Logística Central S.A.	Argentina
ALL – América Latina Logística Mesopotâmica S.A.	Argentina
Atlântico Participações S.A.	Brazil
Barrapar Participações Ltda.	Brazil
Boswells S.A.	Uruguay
Brado Logística e Participações S.A.	Brazil
Brado Logística S.A.	Brazil
Castanheira Propriedades Agrícolas S.A.	Brazil
Comma Oil & Chemicals Marketing B.V.	Netherlands
Comma Oil & Chemicals Marketing LLC	Russia
Commit Gás S.A.	Brazil
Companhia de Gás de São Paulo – COMGÁS	Brazil
Companhia de Gás do Estado do Rio Grande do Sul – Sulgás	Brazil
Compass Comercialização S.A.	Brazil
Compass Energia Ltda.	Brazil
Compass Gás e Energia S.A.	Brazil
Compass Um Participações S.A.	Brazil
Cosan Cinco S.A.	Brazil
Cosan Corretora de Seguros Ltda.	Brazil
Cosan Dez Participações S.A.	Brazil
Cosan Global Limited	Cayman Islands
Cosan Limited Partners Brasil Consultoria Ltda.	Brazil
Cosan Lubes Investments Limited	England
Cosan Lubrificantes e Especialidades S.A.	Brazil
Cosan Lubrificantes España S.L.U.	Spain
Cosan Lubricantes S.R.L.	Argentina
Cosan Luxembourg S.A.	Luxembourg
Cosan Nove Participações S.A.	Brazil
Cosan Overseas Limited	Cayman Islands
Cosan Oito S.A.	Brazil
Cosan Paraguay S.A.	Paraguay
Cosan Terras Gestão de Investimentos S.A.	Brazil
Cosan US, Inc.	United States
Duguetiapar Empreendimentos e Participações S.A.	Brazil
Edge – Empresa de Geração de Energia S.A.	Brazil
Edge II – Empresa de Geração de Energia S.A.	Brazil
Elevações Portuárias S.A.	Brazil
Gamiovapar Empreendimentos e Participações S.A.	Brazil
Ilha Terminal Distribuição de Produtos Químicos Ltda.	Brazil
Janus Brasil Participações S.A.	Brazil
Laranjeiras Imóveis Rurais LTDA.	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Lubrigrupo II – Comércio e Distribuição de Lubrificantes	Portugal
Manacá Propriedades Agrícolas S.A.	Brazil
Millennium Moove Corp	United States
Moove Lubricants Limited	England

Name	Jurisdiction of Incorporation
Moove USA Corp	United States
Nova Agrícola Ponte Alta S.A.	Brazil
Nova Amaralina S.A. Propriedades Agrícolas	Brazil
Nova Santa Bárbara Agrícola S.A.	Brazil
Paineira Propriedades Agrícolas S.A.	Brazil
Paranaguá S.A.	Argentina
Pasadena Empreendimentos e Participações S.A.	Brazil
PetroChoice Dynamo LLC	United States
PetroChoice Holdings, Inc.	United States
PetroChoice LLC	United States
PetroChoice Transport, Inc.	United States
Plastech, LLC	United States
Portofer Transporte Ferroviário Ltda.	Brazil
Radar II Propriedades Agrícolas S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Rhall Terminais Ltda.	Brazil
Rota 4 Participações S.A.	Brazil
Rumo Energia I Ltda	Brazil
Rumo Energia II Ltda	Brazil
Rumo Energia III Ltda	Brazil
Rumo Energia IV Ltda	Brazil
Rumo Energia V Ltda	Brazil
Rumo Energia VI Ltda	Brazil
Rumo Energia VII Ltda	Brazil
Rumo Energia VIII Ltda	Brazil
Rumo Energia IX Ltda	Brazil
Rumo Intermodal S.A.	Brazil
Rumo Luxembourg S.à r.l.	Luxembourg
Rumo Malha Central S.A.	Brazil
Rumo Malha Norte S.A.	Brazil
Rumo Malha Oeste S.A.	Brazil
Rumo Malha Paulista S.A.	Brazil
Rumo Malha Sul S.A.	Brazil
Rumo S.A.	Brazil
Servicios de Inversión Logística Integrales S.A. (SISA)	Argentina
Sinlog Tecnologia em Logística S.A.	Brazil
Stanbridge Group Limited	England
Techniques Et Technologies Appliques	France
Tellus Brasil Participações S.A.	Brazil
Terminal de Granéis do Guaruja S.A.	Brazil
Terminal Marítimo do Guaruja S.A.	Brazil
Terminal São Simão S.A.	Brazil
Terminal XXXIX de Santos S.A.	Brazil
Terras da Ponte Alta S.A.	Brazil
The Lubrificant Store, LLC	United States
Tirreno Indústria e Comércio de Produtos Químicos Ltda	Brazil
TRSP – Terminal de Regaseificação de São Paulo	Brazil
TUP Porto São Luís S.A.	Brazil
UTE Porto de Suape Ltda.	Brazil
Vertical UK LLP	England
Wessex Petroleum Limited	England